EXHIBIT 3.1

EXHIBIT 3.1State of Delaware Secretary of State Division of Corporations Delivered 05:29 PM 08/04/2014 FILED 05:29 PM 08/04/2014 SRV 141033349 - 5580652 FILE STATE of DELAWARE CERTIFICATE of INCORPORATION STOCK CORPORATION First: The name of this Corporation is: BMP Holdings Inc. Second: Its registered office in the State of Delaware is to be located at: 1521 Concord Pike #303 Street, in the City of wilmington County of New castle Zip Code 19903, The registered agent in charge thereof is: A Registered Agent INC Third: The purpose .of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. Fourth: The amount of the total stock of this corporation is authorized to issue is 1,000,000,OOO shares (number of authorized shares) with a par value of 0.0001per share. Fifth: The name and mailing address of the incorporator are as follows: Name A Registered Agent INC Mailing Address 1521 Concord Pike #303 Wilmington State of Delaware Zip Code 19803 1,The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 4 day of August A.D. 2014 BY:A Registered Agent, Inc (Incorporator) NAME: Dan Keen–President